Exhibit 99.1

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600  *  Tampa, FL  33607  *  (813) 283-7000   *   (813) 283-7001

NEWS RELEASE

CONTACT:	Kim Francis
Director of Communications
Checkers Drive-In Restaurants, Inc.
813/283-7078
francisk@checkers.com

Checkers Drive-In Restaurants Inc. Announces Agency Review

TAMPA, FL – November 16, 2005 – Checkers Drive-In Restaurants, Inc., (NASDAQ: CHKR),  the nation’s largest chain of double drive-thru restaurants, today announced that it has retained Select Resources International to manage its advertising agency review.  The current campaign will continue as planned into the first quarter of 2006.

About Checkers Drive-In Restaurants, Inc.

Checkers Drive-In Restaurants, Inc. (http://www.checkers.com) is the largest double drive-thru restaurant chain in the United States. The Company develops, owns, operates and franchises quick-service Checkers and Rally’s double drive-thru restaurants. In 2005, Checkers/Rally’s was awarded two of the industry’s most coveted recognitions: Best Drive-Thru in America 2005 in the QSR Drive-Thru Study for Rally’s, and Nation’s Restaurant News Hot! Again Award for Checkers’ sizzling business performance. Checkers/Rally’s is the Official Burger and Drive-Thru Restaurant of NASCAR.

Except for historical information, this announcement contains “forward-looking” and “Safe Harbor” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995.